EXHIBIT 10.1

to Current Report on Form 8-K

dated March 26, 2008

for Seacoast Banking Corporation of Florida

EXECUTIVE EMPLOYMENT AGREEMENT

THIS EXECUTIVE EMPLOYMENT AGREEMENT (the "Agreement"), is entered into and made effective as of this 26th day of March 2008 by and among O. Jean Strickland ("Executive") and Seacoast National Bank (the "Bank”) and the Bank's parent corporation Seacoast Banking Corporation of Florida (the "Company").

WHEREAS, the Company desires to employ Executive as Senior Executive Vice President, and the Bank desires to employ Executive as President and Chief Operating Officer, and Executive desires to serve in such positions; and

WHEREAS, as an inducement to enter into or continue her employment with the Bank and the Company, the Bank and the Company desire to enter into this Agreement to set forth the terms of her employment, and to provide for certain payments contingent upon a Change in Control (as defined in Section 4(d)); and

WHEREAS, Executive desires to enter into the Agreement and to devote her full time business efforts to the Bank and the Company.

NOW, THEREFORE, in consideration of the mutual covenants and conditions herein contained, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties, intending to be legally bound, agree as follows:

1.  EMPLOYMENT.

(a)  Bank.

The Bank shall employ Executive as President and Chief Operating Officer of the Bank with the duties, responsibilities and powers of such office as provided in the Bank’s By-Laws, as assigned to her as of the date set forth above and as customarily associated with such office and/or assigned to her by the Board of Directors or the Chief Executive Officer of the Bank, and Executive shall serve the Bank in such capacities during the term of this Agreement.  Executive acknowledges and agrees that such duties, responsibilities and powers may be increased from time to time by the Board of Directors or Chief Executive Officer of the Bank, that the position held by Executive may be changed or Executive’s employment may terminated pursuant to Section 4(c) hereof by action of the Board of Directors of the Bank prior to a Change in Control and that such a change in position, duties, responsibilities, powers or a termination of employment pursuant to Section 4(c) hereof, whether prior to or following a Change in Control, shall not entitle Executive to the benefits provided for in Section 5(c), unless `such change or termination is not made in good faith.

(b)  Company.

The Company shall employ Executive as Senior Executive Vice President of the Company with duties, responsibilities and powers of such office as assigned to her as of the date set forth above and as customarily associated with such office and/or as assigned to her by the Board of Directors or the Chief Executive Officer of the Company, and Executive shall serve the Company in such capacities during the term of this Agreement.  Executive acknowledges and agrees that such duties, responsibilities and powers may be increased from time to time by the Board of Directors or the Chief Executive Officer of the Company, that the position held by the Executive may be changed or that Executive’s employment may be terminated pursuant to Section 4(c) hereof by action of the Board of Directors of the Company prior to a Change in Control and that such a change in position, duties, responsibilities, powers or a termination of employment pursuant to Section 4(c) hereof whether prior to or following a Change in Control shall not entitle Executive to the benefits provided for in Section 5(c), unless such change or termination is not made in good faith.

(c)

Executive represents, warrants and covenants to the Bank and the Company that she is available immediately to commence her duties hereunder and that this Agreement and her performance of services hereunder does not breach or conflict with any other agreements or instruments to which Executive is a party or may be bound, and that she shall faithfully and diligently discharge her duties and responsibilities under this Agreement, and shall use her best efforts to implement the policies established by the Board of Directors and the Chief Executive Officer of each of the Bank and the Company.

(d)

During the term of this Agreement, Executive shall devote her full and exclusive business time, attention, energy and skill to the business of the Bank and the Company, to the promotion of the interests of the Bank and the Company and to the fulfillment of Executive's obligations hereunder.

2.  TERM.

The initial term of this Agreement shall be one (1) year from the date hereof, unless further extended by mutual consent of the Bank, the Company and Executive or sooner terminated as herein provided.  Unless written notice of non-renewal is given by any party hereto no less than 90 days prior to the end of the initial term hereof or any subsequent renewal term hereof, this Agreement shall automatically be extended on each anniversary date for an additional one (1) year term, unless sooner terminated by either party.

3.  COMPENSATION AND BENEFITS.

The Bank shall pay or provide to Executive the following items as compensation for her service hereunder:

(i)

A base salary of $429,500 per year, payable in monthly installments, which base salary may be increased from time to time by the Bank’s Board of Directors or the Salary and Benefits Committee, as applicable, in accordance with normal business practices of the Bank (the “Base Salary”); and

(ii)

Hospitalization insurance (including major medical), long-term disability insurance, and life insurance in accordance with the Bank's insurance plans for its executive officers (“Senior Management”) as such plans may be modified from time to time;

(iii)

Reasonable country club and social dues that provide potential business development opportunities, in accordance with the Bank’s policies, subject to the prior approval of the Bank’s Board of Directors and/or the Salary and Benefits Committee, as applicable; and

(iv)

The use of a company-owned automobile or comparable car allowance, together with reimbursement of reasonable operating expenses consistent with the Bank’s policies.

The above-stated terms of compensation shall not be deemed exclusive or prevent Executive from receiving any other compensation, including, without limitation, bonuses and equity incentives, provided by the Bank and/or the Company.  Executive shall be entitled to participate in all current and future employee benefit plans and arrangements in which the executive officers of the Company or the Bank are permitted to participate.  Executive acknowledges that the Company does not separately compensate its officers who are also officers of the Bank and that no additional compensation or other benefits will be payable by the Company hereunder.

4.  TERMINATION.

Executives' employment under this Agreement shall terminate, and the effective date of termination shall be referred to as the "Termination Date":

(a) Death.

Upon Executive's death; or

(b) Disability.

Upon written notice from the Bank or the Company to Executive, or from Executive to the Bank, in the event Executive becomes "permanently disabled".  For purposes of this Agreement, Executive shall be deemed "permanently disabled" if she has been disabled by bodily or mental illness, disease, or injury, to the extent that, in the opinion of the Board of Directors or the Chief Executive Officer of the Bank, she is materially prevented from performing the duties of her employment hereunder, and provided further that such disability has continued substantially for six (6) months.  If requested by the Bank, Executive shall submit to an examination by a physician selected by the Bank for the purpose of determining or confirming the existence or extent of any disability; or

(c) Cause.

Upon written notice from the Bank or the Company to Executive for “cause.”  For purposes of this Agreement, "cause" shall be (i) a willful and continued failure by Executive to perform her duties as provided in Section 1 above (other than due to disability); or (ii) a breach by Executive of her duties of loyalty, care or good faith to the Bank or the Company; or (iii) a willful violation by Executive of any provision of this Agreement; or (iv) a conviction or the entering of a plea of nolo contendere or similar plea by Executive for any felony or any crime involving fraud, dishonesty or a breach of trust; or (v) a breach of the Bank's Code of Ethics, or (vi) commission by Executive of a willful or negligent act which causes material harm to the Bank or the Company; or (vii) habitual absenteeism, alcoholism or other form of drug or other addiction; or (viii) any violation of laws or regulations such that Executive ceases to be eligible to serve as an executive officer of a depository institution or a depository institution holding company; or (ix) Executive becomes ineligible to be bonded at costs consistent with the Bank’s and/or the Company's other executive officers.  In addition, if Executive shall terminate her employment asserting a breach of this Agreement by the Bank and/or the Company in accordance with Section 4(e), and it is ultimately determined that no reasonable basis existed for Executive's termination on account of the alleged default of the Bank and/or the Company, such event shall be deemed to be for “cause” pursuant hereto.

Any notice of termination of Executive's employment with the Bank for cause shall set forth, in reasonable detail, the facts and circumstances claimed to provide the basis for termination of her employment under the provisions contained herein; or

(d)  Change

       in Control.

Upon written notice by Executive to the Company following a "Change in Control" (as defined in this Section 4(d)), provided Executive terminates her employment within one (1) year following the effective date of such Change in Control.

Subject to the limitations set forth in the immediately following paragraph, for purposes of this Agreement, a "Change in Control" shall be deemed to have occurred if:

(i)

individuals who, at the Effective Date, constitute the Company’s board of directors (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Company’s board of directors, provided that any person becoming a director after the Effective Date and whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Company’s board of directors (either by a specific vote or by a proxy solicited by a statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest (“Election Contest”) (as described in Rule 14a-11 under the Securities Exchange Act of 1934, as amended (the “1934 Act”) or other actual or threatened solicitation of proxies or consents by or on behalf of any “person” (as such term is defined in Section 3(a)(9) of the 1934 Act and as used in Section 13(d)(3) and 14(d)(2) of the 1934 Act) other than the Board (“Proxy Contest”), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest, shall be deemed an Incumbent Director;

(ii)

any “person” or “group” (as such terms are used and defined in the 1934 Act, Sections 13(d) and 14(d)) is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board (the “Company Voting Securities”); provided, however, that the event described in this Section 4(d)(ii) shall not be deemed to be a Change in Control of the Company by virtue of any of the following acquisitions: (A) any acquisition by a person who is, on the Effective Date, the beneficial owner of 10% or more of the outstanding Company Voting Securities, (B) an acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding and thereby results in any person or group acquiring beneficial ownership of more than 25% of the outstanding Company Voting Securities; provided, that if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control of the Company shall then occur, (C) an acquisition of Company Voting Securities by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Parent or Subsidiary, (D) an acquisition of Voting Securities by an underwriter temporarily holding such Voting Securities pursuant to an offering of such securities, (E) an acquisition or other transaction described in Section 4(d)(iii), other than a Non-Qualifying Transaction, or (F) a transaction (other than the one described in Section 4(d)(iii) below) in which Company Voting Securities are acquired from the Company, if a majority of the Incumbent Directors approve a resolution providing expressly that an acquisition pursuant to this clause (F) does not constitute a Change in Control of the Company under this Section 4(d)(ii);

(iii)

the consummation of a reorganization, merger, consolidation, statutory share exchange or similar form of transaction involving the Company that requires the approval of the Company’s stockholders, whether for such transaction or the issuance of securities in the transaction (a “Reorganization”), or the sale or other disposition of all or substantially all of the Company’s assets to an entity that is not an affiliate of the Company (a “Sale”), unless immediately following such Reorganization or Sale: (A) more than 50% of the total voting power of (x) the corporation or other entity resulting from such Reorganization or the corporation or other entity which has acquired all or substantially all of the assets of the Company (in either case, the “Surviving Corporation”), or (y) if applicable, the ultimate parent corporation or entity that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation (the “Parent Corporation”), is represented by the Company Voting Securities that were outstanding immediately prior to such Reorganization or Sale (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Reorganization or Sale), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Reorganization or Sale, and (B) no person (other than (x) the Company, (y) any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation, or (z) a person who immediately prior to the Reorganization or Sale was the beneficial owner of 25% or more of the outstanding Company Voting Securities) is the beneficial owner, directly or indirectly, of 25% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation), and (C) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Reorganization or Sale were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Reorganization or Sale.  Any Reorganization or Sale which satisfies all of the criteria specified in clauses (A), (B) and (C) of the immediately preceding sentence above shall deemed to be a “Non-Qualifying Transaction”; or

(iv)

approval by the Company’s shareholders of a complete liquidation or dissolution of the Company, or the sale of the Bank or all or substantially all of the Company’s or the Bank’s assets other than in a Non-Qualifying Transaction.

(e) Breach.

Upon written notice from Executive to the Bank and the Company of the Bank's and/or the Company's failure to comply with any material provision of this Agreement, provided that the Bank or the Company, as the case may be, shall have thirty (30) days from the receipt of such notice to cure any such failure under this Agreement.  If such failure shall be cured, Executive shall have no right to terminate her employment under the provisions of this Section 4(e).

Any notice of termination of Executive's employment with the Bank or the Company for breach under this Section 4(e) shall set forth, in reasonable detail, the facts and circumstances claimed to provide the basis for termination of her employment under the provisions contained herein; or

(f)  Change in

Position or Duties.

Upon written notice from Executive to the Bank, in the event that Executive is not elected President and Chief Operating Officer of the Bank, or upon written notice from Executive to the Company, in the event that Executive is not elected Senior Executive Vice President of the Company, with the duties and powers which are customarily associated with such offices, or in the event the duties and powers assigned to Executive by the Board of Directors or the Chief Executive Officer are materially reduced below the duties and powers which are customarily associated with such offices.  The Bank or the Company shall have thirty (30) days from the receipt of such notice to cure any such failure under this Agreement.  If such failure shall be cured, Executive shall have no right to terminate her employment under this Section 4(f).

Any notice of termination of Executive's employment with the Bank or the Company for a change as set forth under this Section 4(f) shall set forth, in reasonable detail, the facts and circumstances claimed to provide the basis for termination of her employment under the provisions contained herein.

(g)

Upon the expiration of the initial or any subsequent term of this Agreement following Bank’s notice of non-renewal as set forth in Section 2.

(h)

Upon the expiration of the initial or any subsequent term of this Agreement following the Executive’s notice of non-renewal as set forth in Section 2.

5.  COMPENSATION AND BENEFITS PAYABLE UPON TERMINATION

(a)  Death.

Upon Executive's death, the Bank shall pay Executive's Base Salary through the date of Executive’s death as well as any other compensation to which Executive has earned and is then entitled to as provided herein.  In addition, the Bank shall continue to pay for and provide to Executive's spouse and eligible dependents hospitalization insurance premiums (including major medical), long term disability premiums and life insurance premiums for a period of two (2) years or until their earlier death(s).

(b)  Permanent

      Disability.

In the event Executive becomes permanently disabled and is terminated pursuant to Section 4(b) above, the Bank shall pay to Executive the Base Salary through the Termination Date, provided that such payments shall be reduced by any amounts received by Executive under the Bank's long term disability plan or from any other collateral source payable due to disability including, without limitation, social security benefits.

(c) Termination.

      (i)

If Executive's employment shall be terminated (other than pursuant to Section 4(a) for death or Section 4(b) for disability):

(x)

by Executive pursuant to Section 4(e) for breach by the Company and/or the Bank or Section 4(f) for change in position or duties, or by the Bank or the Company for any reason other than pursuant to Section 4(c) for cause or Section 4(d) a Change in Control, the Bank shall continue to pay to Executive or her estate or beneficiaries, her Base Salary, together with any Cash Bonuses (as defined below), in equal monthly installments, for a period of two (2) years following the Termination Date.  The Bank shall continue to pay Executive or her spouse and eligible beneficiaries, hospitalization insurance premiums (including major medical), long term disability premiums and life insurance premiums for a period of two (2) years or until her earlier death.

(y)

by Executive pursuant to Section 4(d) following a Change in Control, the Bank (or its successor) shall pay Executive a total of her Base Salary plus Cash Bonus, in equal monthly installments, for a period of three (3) years following such termination occurring after a Change in Control.  The Bank shall continue to pay Executive or her spouse and eligible beneficiaries, hospitalization insurance premiums (including major medical), long term disability premiums and life insurance premiums for a period of three (3) years or until her earlier death.  In addition, all unvested options to acquire Company capital stock and all awards of restricted stock of the Company held by the Executive as of the date a notice of termination is given shall be immediately vested, and, in the case of stock options, all stock options shall be immediately exercisable.

(z)

by Executive pursuant to Section 4(g), then, at Bank’s sole and absolute discretion, Bank may either (A) waive its rights with respect to Section 6 of this Agreement, in which case Executive shall not be entitled to any post-termination compensation or benefits, or (B) pay Executive the compensation and benefits stated in and in accordance with Paragraph 5(c)(i)(x), in which case Executive shall continue to be bound by her obligations under Section 6 for the duration set forth in Section 6.

      (ii)

[Reserved]

      (iii)

“Cash Bonus” means the annual bonus that will be paid in cash to the Executive in an amount at least equal to the Executive’s highest annual bonus for the last three full fiscal years prior to the Effective Date (annualized in the event that the Executive was not employed by the Bank for the whole of such fiscal year).  The compensation and benefits payable under this Section 5(c) are hereinafter referred to as "Severance Benefits", and the respective periods over which the Base Salary plus Cash Bonuses are payable under Subsections 5(c)(i)(x) and 5(c)(i)(y) are referred to as the “Restricted Period”.

     (iv)

The payment of Severance Benefits is in recognition and consideration of the value of continued services by Executive to the Bank and the Company and is not in any way to be construed as a penalty or damages.  Executive shall not be required to mitigate the amount of any payment of Severance Benefits by seeking other employment or otherwise.  The payment of Severance Benefits shall not affect any other sums or benefits otherwise payable to Executive under any other employment compensation or benefit or welfare plan of the Bank.

(d) Other

   Termination.

In the event termination is, for any reason other than as described in Section 5(a), (b), or (c) above, the Bank shall pay Executive her Base Salary through the Termination Date and no other compensation or benefits shall be paid to Executive hereunder; provided, however, that nothing herein shall be deemed to limit her vested rights under any other benefit, retirement, stock option or pension plan of the Bank or the Company, and the terms of those plans, programs or arrangements shall govern.

6.  NON-COMPETITION AND NON-DISCLOSURE.

(a)

To induce the Bank and the Company to enter into this Agreement, Executive agrees that while employed by the Bank or the Company and during the term of this Agreement and for a period of two (2) years after the termination of employment or service of Executive hereunder, or if applicable, during the Restricted Period, Executive will not, within Brevard, Broward, DeSoto, Glades, Hardee, Hendry, Highlands, Indian River, Martin, Okeechobee, Orange, Osceola, Palm Beach, Seminole or St. Lucie Counties, Florida, or any other county wherein the Bank, the Company and/or their affiliates conducts business at the date her employment is terminated, as principal, agent, trustee or through the agency or on behalf of any corporation, partnership, association, trust or agent or agency, (i) engage in the business of banking, fiduciary services, securities or insurance brokerage, investment management or services, lending or deposit taking (individually and collectively, the “Business”), (ii) control or beneficially own (directly or indirectly) 5% or more of the outstanding capital stock or other ownership interest (a "Principal Stockholder") of any person or entity engaged in or controlling any such Business other than the Company or Bank, or (iii) serve as an officer, director, trustee, agent or employee of any corporation, or as a member, partner, employee or agent of any limited liability company or partnership, or as an owner, trustee, employee or agent of any other business or entity, which directly or indirectly conducts such Business within Brevard, Broward, De Soto, Glades, Hardee, Hendry, Highlands, Indian River, Martin, Okeechobee, Orange, Osceola, Palm Beach, Seminole or St. Lucie Counties, Florida, or any other county wherein the Bank, the Company and/or their affiliates conducts business at the date her employment is terminated.  For a period of one (1) year after the termination of employment or service of Executive hereunder or, if applicable during the Restricted Period, Executive agrees that following the termination of Executive’s employment with the Bank, she will not solicit any employee of the Bank, the Company, or any of their affiliates to leave their employment for any reason or otherwise interfere with any employment relationships of the Company, the Bank, or their affiliates.  In the event that the provisions of this Section 6(a) should be deemed to exceed the time or geographic limitations permitted by applicable law, then such provisions shall be reformed automatically to the maximum time or geographic limitations so permitted.

(b)

Executive  recognizes and acknowledges that she will have access to certain confidential information of the Company, the Bank and their respective subsidiaries and affiliates, including, without limitation, customer lists, credit information, organization, pricing, mark-ups, commissions, and other information and that all such information constitutes valuable, special and unique property of the Company, the Bank and their subsidiaries and affiliates.  Such information, together with any information regarded as “trade secrets” under Florida law, is herein referred to as "Trade Secrets".  Executive will not disclose or directly or indirectly utilize, in any manner, any such Trade Secrets for her own benefit or the benefit of anyone other than the Company, Bank and their subsidiaries and affiliates or disclose Trade Secrets to anyone other than bank regulatory agencies or to a court upon order thereof.  In the event of a breach or threatened breach by Executive of the provisions of this Section 6(b), the Company, the Bank, or any subsidiary or affiliate of the Company or the Bank shall be entitled to an injunction or temporary restraining order preventing Executive and any others from disclosing or utilizing, or attempting to disclose or utilize, in whole or in part, such Trade Secrets.  Nothing herein shall be construed as prohibiting or limiting the Company, the Bank, or any subsidiary or affiliate of the Company or the Bank from also exercising any other available rights or remedies for such breach or threatened breach, including, without limitation, the recovery of damages from Executive or others.

(c) General.

Executive acknowledges and agrees that the payments for services hereunder, and her rights and benefits under this Agreement are contingent upon her compliance with the provisions of this Section 6.  Executive recognizes and agrees that the Company and the Bank will suffer irreparable harm in the event that Executive violates any of the provisions of this Section 6.  Executive and the Company and the Bank understand and agree that the purpose of this Section 6 is to protect the Company’s and the Bank's legitimate business interests, as more fully described below, and is not intended to impair or infringe upon Executive’s right to work, earn a living, or acquire and possess property from the fruits of her labor.  Executive and the Bank acknowledge and agree that the provisions of this Section 6 are not made in connection with any former services for the Company or the Bank provided by Executive, but rather are intended to protect the Bank’s interests.  Executive hereby acknowledges that the restrictions set forth in this Section 6 are reasonable and that they do not, and will not, unduly impair her ability to earn a living.

7.  ARBITRATION.

Any dispute or controversy arising under or in connection with this Agreement other than as a result of the provisions of Section 6 hereof, shall be settled exclusively by arbitration.  Each party shall appoint one arbitrator and shall notify, in writing, the other party of such appointment and request the other party to appoint one arbitrator within thirty (30) days of receipt of such request.  If the party so requested fails to appoint an arbitrator, the party making the request shall be entitled to designate two arbitrators.  The two arbitrators shall select a third.  The written decision of a majority of the arbitrators shall be binding upon the Bank, the Company and Executive and enforceable by law.  The arbitrators shall, by majority vote, determine the place for hearing, the rules of procedure, and allocation of the expenses of the arbitration.  Absent any written agreement to the contrary, the rules of the American Arbitration Association shall apply to any arbitration proceedings.

8.  APPLICATION OF CODE SECTION 280G.

If any payment of Severance Benefits hereunder shall be determined to be an "excess parachute payment", as defined by Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), which subjects Executive to an excise tax under Section 4999(a) of the Code, the Bank shall pay a supplemental benefit equal to the excise tax and all state and federal income taxes on the supplemental benefit.  Executive agrees to fully cooperate with the Bank should the Bank determine to challenge, for whatever reason, any determination by the Internal Revenue Service that Severance Benefits paid hereunder constitute "excess parachute payments" as defined by Section 280G of the Code.

9.  SUCCESSORS: BINDING AGREEMENT.

(a)

This Agreement shall be binding upon any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise), to all or substantially all of the business and/or assets of the Bank and/or the Company regardless of whether such occurrence constitutes a Change in Control hereunder and the Bank and the Company shall require any such successor to expressly assume and agree to perform this Agreement.  As used in this Agreement, "Company" and "Bank" shall mean the Company and Bank as herein respectively defined and their successors and assigns, including any successors and assigns to their respective businesses and/or assets as aforesaid,  which is required by this Agreement to assume and perform this Agreement, whether by operation of law or otherwise. In the event any successor to the Company has total assets in excess of $8 billion and does not maintain a Florida-based holding company, then the term "successor" shall only include the bank resulting from such transaction.

(b)

This Agreement shall inure to the benefit of and be enforceable by Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.  If Executive should die while any amount would still be payable hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement, and otherwise at the times and in the amounts specified herein, to Executive's devisee, legatee or other designee or, if there is no such designee, to Executive's estate.

10. MISCELLANEOUS.

(a)

All notices required or permitted hereunder shall be given in writing by actual delivery or by Registered or Certified Mail (postage prepaid), at the following addresses or at such other places as shall be designated in writing:

Executive:

2374 S.W. Wild Oak Way

Palm City, FL 34990

Bank:

815 Colorado Avenue

Stuart, Florida 34994

Attn:  Mr. Dennis S. Hudson, III

(b)

If any provision of this Agreement shall be determined to be void by any court or arbitral authority of competent jurisdiction, then such determination shall not affect any provisions of this Agreement, all of which shall remain in full force and effect.

(c)

The failure of the parties to complain of any act or omission on the part of either party, no matter how long the same may continue, shall not be deemed to be a waiver of any rights hereunder.

(d)

This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.  It may be modified or terminated only by a writing signed by the party against whom enforcement of any waiver, change, modification, extension, discharge or termination is sought.

(e)

The recitals contained in this Agreement are expressly made a part hereof.  Herein, references to any gender shall include all genders, and the singular shall include the plural and vice versa.  The words “include”, “including” and derivations thereof shall mean without limitation by reason of enumeration or otherwise.

(f)

This Agreement represents the entire understanding and agreement among the parties and supersedes any prior agreements or understandings with respect to the subject matter hereof, including, without limitation that certain Change of Control Employment Agreement, dated December 24, 2003, between Executive and the Company, and that certain Executive Employment Agreement dated as of October 18, 2005 among Executive, the Bank and the Company.  It is intended and agreed that the Company, the Bank and its direct and indirect subsidiaries are express beneficiaries of this Agreement and may enforce the provisions hereof to the same extent as the Bank.

(g)

This Agreement shall be governed by, and construed in accordance with, the laws of the State of Florida.

(Signatures on following page)

ATI-2266754v10

IN WITNESS WHEREOF, Executive has executed this Agreement and the Bank has caused this Agreement to be executed under seal by its undersigned officer, thereunto duly authorized as of the day and year first above written.

EXECUTIVE

/s/ O. Jean Strickland

_______________________________________

(SEAL)

O. Jean Strickland

SEACOAST NATIONAL BANK

By:  /s/ Dennis S. Hudson, III

_______________________________________

(SEAL)

Dennis S. Hudson, III

Chairman and Chief Executive Officer

SEACOAST BANKING CORPORATION

OF FLORIDA

By: /s/ Dennis S. Hudson, III

_______________________________________

 (SEAL)

Dennis S. Hudson, III

Chairman and Chief Executive Officer

ATI-2266754v10